UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 22, 2010

BIOPACK ENVIRONMENTAL SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-29981
(Commission File Number)

91-2027724
(IRS Employer Identification No.)

Room 1302, 13/F, Enterprise Centre, 4 Hart Avenue, Tsim Sha Tsui, Kowloon, Hong Kong
(Address of principal executive offices and Zip Code)

+852.3586.1383
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Loan Agreements

Please see Item 2.03 of this current report on Form 8-K.

Share Purchase Agreement

On July 9, 2010, Biopack Environmental Limited (“Biopack”), a wholly-owned subsidiary of Starmetro Group Limited, which is our wholly-owned subsidiary, entered into a share purchase agreement with Well Talent Technology Limited (“Well Talent”), a company incorporated in the British Virgin Islands, whereby Well Talent will purchase:

•	all of the issued and outstanding shares of Roots Biopark Limited (“RBL”), which wholly owns Jiangmen Roots Biopack Ltd., and Roots Biopack (Intellectual Property) Limited (“RBIPL”); and

•
the shareholder’s loan in the amount of HK$26,017,413.91 (approximately US$3,348,444) advanced by Biopack to RBL and the shareholder’s loan of HK$193,442.56 (approximately US$24,896) advanced by Biopack to RBIPL.

The total consideration payable to Biopack for the sale of these shares and the shareholder’s loans is HK$6,800,000 (approximately US$875,161). The consideration of HK$6,800,000 is payable on the completion of the sale:

•	by way of cash payment of HK$2,800,000 (approximately US$360,360); and

•
by way of set-off of the loans in the amount of HK$4,000,000 (approximately US$514,800) advanced by Well Talent to Biopack, as more particularly described in Item 2.03 of this current report on Form 8-K.

At the completion of the sale, Well Talent also agreed to release Gerald Lau, our president and director, from his obligations as a guarantor over the HK$4,000,000 loans advanced by Well Talent to Biopack.

The sale of these shares and the shareholder’s loans is conditional upon, among other things,:

•	obtaining approval from our stockholders of the sale;

•	Biopack, Well Talent, RBL, and RBIPL entering into a deed of assignment, whereby Biopack will assign the shareholder’s loans to Well Talent; and

•
Biopack entering into a distributorship agreement with Well Talent. The distributorship agreement grants Biopack the exclusive right to sell bio-degradable food container and packaging product produced by RBL and RBIPL in Europe, North America, Australia, Africa, South America and Hong Kong for a period of 24 months.

The sale of all of the issued and outstanding shares of RBL and RBIPL will constitute the sale of all of our operating assets.

In this current report on Form 8-K, references to HK$ means Hong Kong dollars and references to US$ means United States Dollars.  Any conversion of HK$ to US$ is done at an exchange rate of US$1 equals HK$7.77, as at July 12, 2010.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 22, 2010, Biopack entered into a loan agreement with Well Talent, whereby Well Talent loaned HK$2,000,000 (approximately US$257,400) to Biopack. Well Talent has the right to terminate or demand repayment at any time upon giving written notice to Biopack. Notwithstanding this right, Biopack must repay the loan within 6 months from the date of the loan, subject to the parties agreeing to a 3 month extension. There is no interest on the loan for the first six months and if the parties agree to the 3 month extension, the loan is subject to interest at a rate of 1% per month.

On June 3, 2010, Biopack entered into another loan agreement with Well Talent, whereby Well Talent loaned additional HK$2,000,000 (approximately US$257,400) to Biopack. The terms of this loan agreement are substantially the same as the loan agreement dated April 22, 2010.

Gerald Lau, our president and director, personally guaranteed to Well Talent on these two loans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPACK ENVIRONMENTAL SOLUTIONS INC.

By:   /s/ Gerald Lau
Gerald Lau
President and a Director
Dated: July 19, 2010